UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported in the Current Report on Form 8-K filed on December 19, 2023 by Mangoceuticals, Inc. (the “Company”), on December 15, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC, as representative (the “Representative”) of the underwriters named on Schedule 1 thereto (the “Underwriters”), relating to a public offering of the Company’s common stock (the “Offering”), which was made pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333-266423) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Underwriting Agreement, on December 19, 2023, the Company sold 4,000,000 shares of its common stock to the Underwriters at a purchase price to the public of $0.30 per share and also granted to the Underwriters a 45-day option to purchase up to 600,000 additional shares of its common stock, solely to cover over-allotments, if any, at the public offering price less the underwriting discounts.

On January 18, 2024, the Underwriters notified the Company that they were exercising their over-allotment option in full to purchase an additional 600,000 shares of common stock, which sale closed on January 22, 2024. The net proceeds to the Company from the sale of the 600,000 shares of common stock, after deducting underwriting discounts and expenses, was approximately $160,000. Inclusive of the full exercise of the over-allotment option, a total of 4,600,000 shares of common stock were issued and sold in the Offering.

On January 22, 2024, pursuant to the Underwriting Agreement, the Company also issued a common stock purchase warrant to the Representative for the purchase of 42,000 shares of its common stock at an exercise price of $0.375, subject to adjustments (the “Warrant”). The Warrant is exercisable at any time and from time to time, in whole or in part, until December 14, 2028, and may be exercised on a cashless basis. The Warrant also includes customary anti-dilution provisions and immediate piggyback registration rights with respect to the registration of the shares underlying the Warrant. The Warrant and the shares of common stock underlying the Warrant were registered as a part of the Registration Statement.

The foregoing summary of the terms and conditions of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant attached hereto as Exhibit 4.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1*	Common Stock Purchase Warrant issued by Mangoceuticals, Inc. to Boustead Securities, LLC on January 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: January 22, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer